UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021 (December 31, 2020)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 315
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 27, 2020, the Company, James E. Frye (“Frye”) and 5J Oilfield Services LLC (“5J Oilfield”) entered into a membership interest purchase agreement (“Purchase Agreement”) pursuant to which the Company acquired 100% of the membership interests of 5J Oilfield from Frye in exchange for certain consideration, which included the issuance to Frye of 6,000 shares of SMGI Series B Convertible Preferred Stock, with a stated value of $1,000 per share in accordance with the Certificate of Designation of Preferences, Rights and Limitations of 5% of Series B Convertible Preferred Stock dated effective January 1, 2020 ( “SMGI Preferred Shares”).

On December 31, 2020, the Company, Frye and 5J Oilfield entered into an Amendment and Partial Recission of Membership Interest Purchase Agreement (“Recission Agreement”), effective as of February 27, 2020 (the “Effective Date”), pursuant to which the parties agreed to rescind the issuance of the SMGI Preferred Shares to Frye as of the Effective Date. There have not been any distributions, payments or other transactions effected with respect to the SMGI Preferred Shares between the issuance date and the date of the Recission Agreement. After this transaction was completed, none of the SMGI Preferred Shares are issued and outstanding.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.20	Amendment and Partial Recission of Membership Interest Purchase Agreement (“Recission Agreement”), effective as of February 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2021	SMG Industries Inc.

	By:	/s/ Jeffrey Martini
	Name:	Jeffrey Martini
	Title:	Chief Executive Officer